                                  EXHIBIT 5

                 Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                regarding legality of securities being registered
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                                 LAW OFFICES
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12TH FLOOR
                            734 15TH STREET, N.W.
                           WASHINGTON, D.C. 20005
                          TELEPHONE: (202) 347-0300
                          FACSIMILE: (202) 347-2172


                                 January 5, 1996



Board of Directors
Progress Financial Corporation
Plymouth Meeting Executive Campus
600 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462-1060

Gentlemen:

     We have acted as special counsel to Progress Financial Corporation, Plymouth Meeting, Pennsylvania (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-2 ("Registration Statement"), relating to the offering of up to 500,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares").

     In this regard, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, Board of Directors' resolutions and such other documents and corporate records as we deemed appropriate for the purpose of rendering this opinion. In addition, we have assumed, without independent verification, the genuiness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals.

     Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that, when sold in accordance with the terms of the Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                       By:  /s/ Jeffrey D. Haas
                                            -----------------------------------
                                            Jeffrey D. Haas, a Partner